                                                                    Exhibit 99.6



                          AFG Receivables Trust 1997-B
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: Auto Finance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:         September 1, 1997 through December 31, 1997


Statement for Class A, Class B and Class C Noteholders and Certificateholders                      Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                         Class A/Class B/Class C
                                                                               Total for Period        Certificate Amount
                                                                               ----------------        ------------------
(i)  Principal Distribution
          Class A Note  Amount                                                     8,385,671               76.23026698
          Class B Note  Amount                                                     2,127,621               28.8674944
          Class C Note  Amount                                                     1,251,542               66.92378536
          Certificates  Amount                                                       232,436               21.13055636

(ii)  Interest Distribution
          Class A Note  Amount                                                     1,367,369               18.55242622
          Class B Note  Amount                                                       358,122               19.14986739
          Class C Note  Amount                                                       230,409               20.94628818

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)  98,007,210

(iv)   Class A Notes Balance (end of Collection Period)                           65,317,329
        Class A Pool Factor (end of Collection Period)                             0.8909384
        Class B Notes Balance (end of Collection Period)                          16,573,379
        Class B Pool Factor (end of Collection Period)                             0.8862235
        Class C Notes Balance (end of Collection Period)                           9,748,458
        Class C Pool Factor (end of Collection Period)                             0.8862235
        Certificates Balance (end of Collection Period)                            6,369,044

(v)  Basic Servicing Fee                                                           1,240,396              11.27587089


(vi)   Aggregate Net Losses                                                        3,190,717

(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                   3,165,701
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                  14,701,082
        Draws on Reserve Account                                                     127,841
        Deposits to Reserve Account                                                1,643,475


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                                                        Exhibit 99.6 (continued)



                          AFG Receivables Trust 1997-B
             Summary Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:         September 1, 1997 through December 31, 1997


Statement for Class A, Class B and Class C Noteholders and Certificateholders                  Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/Class B/Class C
                                                                            Total for Period       Certificate Amount
                                                                            ----------------       ------------------

(viii)   Class A Notes Interest Carryover Shortfall                             0                         0
         Class B Notes Interest Carryover Shortfall                             0                         0
         Class C Notes Interest Carryover Shortfall                             0                         0
         Class A Notes Principal Carryover Shortfall                            0                         0
         Class B Notes Principal Carryover Shortfall                            0                         0
         Class C Notes Principal Carryover Shortfall                            0                         0

(ix)    Aggregate Purchase Amount of Receivables Repurchased by the Seller or
        purchased by Servicer                                                   0

(x)  Delinquent Contracts                                                       Number                    Balance
                                                                                ---------------------------------
           30-59 Days                                                           215                       2,613,788
           60-89 Days                                                           0                         0
           90 Days or More                                                      0                         0




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